UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):   December 30, 2013

TRANSCONTINENTAL REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 30, 2013, Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI” or the “Company” or the “Issuer”), which has its shares of Common Stock listed and traded on the NYSE, sold nine residential properties with 1,955 multifamily residential units to an unaffiliated venture named Atlas Residential Management/International Investment Bank. The total portfolio price received by TCI was approximately $190 million for the high quality multifamily residential apartment properties, primarily located in the Dallas, Texas area (five properties) with one property each in Amarillo, El Paso, Houston, and Odessa, Texas. The project transaction was the largest transfer of physical assets portfolio ever approved by Housing and Urban Development (“HUD”).

Except for the transaction, no material relationship exists between TCI and either member of the venture which purchased the portfolio. According to its Press Release issued January 6, 2014, Atlas Residential Management, through an affiliate named Alliance Holdings, LLC, owns and manages multifamily apartments throughout the United States and has offices located in Chicago, Dallas, and London, and International Investment Bank is a Bahrain joint stock company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2014	TRANSCONTINENTAL REALTY INVESTORS, INC. By: /s/ Gene S. Bertcher Gene S. Bertcher, Executive Vice President and Chief Financial Officer